UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2016

MIRATI THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35921	46-2693615
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

9393 Towne Centre Drive, Suite 200

San Diego, California 92121

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (858) 332-3410

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On June 22, 2016, Mark J. Gergen and Mirati Therapeutics, Inc. (the “Company”) mutually agreed that Mr. Gergen will resign as the Company’s Executive Vice President and Chief Operations Officer, effective September 16, 2016 (the “Separation Date”).  In exchange for providing transition services through the Separation Date, the Company and Mr. Gergen intend to enter into a transition and separation agreement (the “Separation Agreement”) that provides Mr. Gergen will receive, as severance benefits, (a) 12 months base salary, (b) reimbursement of COBRA premiums through September 16, 2017, or, if earlier, his death or eligibility for health insurance through a new employer, and (c) extension of the post-termination exercise period of his options to acquire Company common stock to June 30, 2017.  The Separation Agreement will also contain a nondisparagement obligation on both parties, and a standard release of claims on the part of Mr. Gergen.

In connection with Mr. Gergen’s transition, the Board appointed Rodney Lappe, the current Chairman of the Board, as Executive Chairman of the Board.  As Executive Chairman, Mr. Lappe will serve as an advisor to the management team.  A press release announcing Mr. Gergen’s transition and Dr. Lappe’s appointment is attached hereto as Exhibit 99.1.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated June 22, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 22, 2016	MIRATI THERAPEUTICS, INC.

	By:	/s/ Charles M. Baum
Charles M. Baum
President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release dated June 22, 2016